UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Verisk Analytics, Inc.

(Name of Registrant as Specified in its Charter)

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Notice of 2010 Annual Meeting of Shareholders

to be held at the offices of the Company

545 Washington Boulevard

Jersey City, New Jersey 07310

June 16, 2010, 8:00 AM, local time

April 28, 2010

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Verisk Analytics, Inc. will be held on Wednesday, June 16, 2010, at 8:00 a.m. local time, at 545 Washington Boulevard, Jersey City, New Jersey 07310, to:

•	elect four (4) members of the Board of Directors;

•	ratify the appointment of Deloitte & Touche LLP as independent auditor for the year ending December 31, 2010; and

•	transact such other business as may properly come before the meeting.

Our Board of Directors recommends that you vote “FOR” the election of directors and the ratification of the appointment of the auditor.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders via the Internet. We believe this e-proxy process expedites shareholders’ receipt of proxy materials and lowers the costs of our annual meeting of shareholders. Accordingly, we have mailed to our beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the attached Proxy Statement also contain instructions on how you can receive a paper copy of the proxy materials. We are mailing paper copies of our annual meeting materials to our shareholders of record, and to eligible participants in the ISO 401(k) Savings and Employee Stock Ownership Plan, or ESOP.

The Notice of Internet Availability of Proxy Materials is being mailed to our shareholders beginning on or about April 28, 2010. The Proxy Statement is being made available to our shareholders and eligible ESOP participants beginning on or about April 28, 2010.

In addition, we are mailing this Proxy Statement, our annual report and a voter direction card to shareholders of record and eligible participants in the ISO 401(k) Savings and Employee Stock Ownership Plan.

Very truly yours,

Kenneth E. Thompson

Senior Vice President, General

Counsel and Corporate Secretary

*****

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 16, 2010. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.proxyvote.com.

Verisk Analytics, Inc.

545 Washington Boulevard

Jersey City, New Jersey 07310

April 28, 2010

PROXY STATEMENT

We are making this Proxy Statement available in connection with the solicitation of proxies by our Board of Directors for the 2010 Annual Meeting of Shareholders. We are mailing the Notice of Internet Availability of Proxy Materials on or about April 28, 2010. This Proxy Statement is being made available to our shareholders on or about April 28 2010. In this Proxy Statement, we refer to Verisk Analytics, Inc. as the “Company,” “Verisk,” “we,” “our” or “us” and the Board of Directors as the “Board.”

ANNUAL MEETING INFORMATION

Date and Location. We will hold the annual meeting on June 16, 2010 at 8:00 AM, local time, at the offices of the Company, 545 Washington Boulevard, Jersey City, New Jersey 07310.

Admission. Only record or beneficial owners of our common stock as of the Record Date, as defined below, or their proxies, and eligible ESOP participants, may attend the annual meeting in person. When you arrive at the annual meeting, you must present photo identification, such as a driver’s license. Beneficial owners must also provide evidence of stock holdings, such as a recent brokerage account or bank statement.

Notice of Electronic Availability of Proxy Materials. Pursuant to the rules adopted by the SEC, we are making this Proxy Statement and our Annual Report on Form 10-K available to some of our shareholders electronically via the Internet. Accordingly, in compliance with this e-proxy process, on or about April 28, 2010, we are mailing to our beneficial owners the Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. As a result, unless otherwise required, beneficial owners will not receive a printed copy of the proxy materials in the mail unless they request a copy. The Notice is not a proxy card and cannot be used to vote your shares. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Your participation in the e-proxy process enables us to save money on the cost of printing and mailing the documents to you. Beneficial owners may request to receive a printed set of the proxy materials by mail or electronically, in either case, free of charge.

Printed copies of the proxy materials are being sent to record holders of our stock and to eligible participants of the ISO 401(k) Savings and Employee Stock Ownership Plan, or ESOP. All shareholders and eligible ESOP participants will be able to access the proxy materials at www.proxyvote.com.

Record and Beneficial Owners. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, to be a stockholder of record, and our annual meeting materials are being sent to you directly by us. As the stockholder of record, you have the right to grant your voting proxy or to attend the meeting and vote in person. If your shares are held in a brokerage account, including an Individual Retirement Account, or by a bank or other nominee, you are considered a beneficial owner of those shares held in “street name” and your broker or nominee is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares.

VOTING INFORMATION

Record Date. The Record Date for the annual meeting is April 19, 2010. Record and beneficial owners may vote all shares of Verisk’s common stock they owned as of the close of business on that date. ESOP participants may direct the ESOP Trustee to vote all shares of Verisk’s common stock allocated to their ESOP accounts as of the close of business on that date. Each share of Class A common stock entitles you to one vote on the election of each of the Class A Directors nominated for election. Each share of Class B common stock entitles you to one vote on the election of the Class B Director nominated for election. Each share of Class A or Class B common stock entitles you to one vote on each other matter voted on at the annual meeting. On the Record Date 126,267,537 shares of Class A common stock and 54,237,950 shares of Class B common stock were outstanding. We need a majority of the shares of Class A common stock and a majority of the shares of Class B common stock outstanding on the Record Date present, in person or by proxy, to hold the annual meeting.

Submitting Voting Instructions for Shares Held Through a Broker. If you hold shares through a broker, follow the voting instructions you receive from your broker. If you want to vote in person at the annual meeting, you must obtain a legal proxy from your broker and present it at the annual meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (NYSE) member brokers may vote your shares as described below:

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Discretionary Items. The ratification of the appointment of Verisk’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.

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Nondiscretionary Items. Due to recent rule changes, the election of directors is now considered a “non-discretionary” item. NYSE members that do not receive instructions from beneficial owners may not vote on this proposal on their behalf.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your broker will return the proxy card without voting on that matter (referred to as broker non-votes). Your shares will not be counted in determining the outcome of the vote on that matter. Therefore, if you hold your shares through a broker, it is critically important that you submit your voting instructions if you want your shares to count in the election of directors.

Submitting Voting Instructions for Shares Held in Your Name. If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur costs such as cable, telephone and Internet access charges. Submitting your proxy will not limit your right to vote in person at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Submitting Voting Instructions for shares held in the ESOP. Participants who hold shares indirectly through the ISO 401(k) Savings and Employee Stock Ownership Plan may instruct the Plan Trustee, Greatbanc Trust Company, how to vote all shares of Verisk Class A common stock allocated to their accounts. The Trustee will vote the Plan shares for which it has not received instruction in its discretion, in the best interests of ESOP participants. All votes will be kept confidential and individual votes will not be disclosed to management.

Revoking Your Proxy. You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to the Corporate Secretary, Kenneth E. Thompson, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting in person at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote in person at the meeting.

Votes Required to Elect Directors. Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means the number of votes cast “FOR” a director exceeds the number of votes cast as “AGAINST” with respect to that director. Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.”

Votes Required to Adopt Other Proposals. The ratification of the appointment of Deloitte & Touche requires the affirmative vote of a majority of the voting power of the shares of common stock represented at the annual meeting and entitled to vote thereon.

“Abstaining” and “Broker Non-Votes.” You may vote “abstain” for any nominee in the election of directors and on the other proposals. Shares voting “abstain” on and broker non-votes with respect to any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the other proposals will be counted as present at the annual meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal.

ITEM 1—ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes serving staggered terms. The number of directors is fixed by our Board of Directors, subject to the terms of our amended and restated certificate of incorporation. Until the earlier of (a) October 6, 2011, or (b) the date on which there are no shares of Class B common stock issued and outstanding, our Board of Directors will consist of between eleven and thirteen directors and will be composed of (a) between eight and ten Class A directors and (b) three Class B directors. From and after the earlier of the these events, there will no longer be Class B directors, and each director will be elected for a three-year term by the holders of a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of the directors. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. All of the nominees are current directors of Verisk as of April 19, 2010, and each nominee has indicated that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board.

Nominees for Election

Nominees for terms continuing until 2013

Class A Directors

John F. Lehman, Jr. (67) has served as one of our directors since 1995. Mr. Lehman is Chairman of J. F. Lehman & Co., an investment firm that he founded in 1991. Prior to founding J. F. Lehman & Co., he was Managing Director of Paine Webber, Inc. from 1988 to 1991. In 1981, Mr. Lehman was appointed Secretary of the Navy by President Reagan and served in that capacity until 1987. Mr. Lehman was a member of the bipartisan September 11 Commission and serves on the Board of Directors of Ball Corp., EnerSys, Inc., and Atlantic Marine. In assessing Mr. Lehman’s skills and qualifications to serve on the Verisk Board, our directors considered his financial expertise and operations skills gained through involvement with numerous diverse businesses and through his experience in public service. Our Board also believes it benefits from Mr. Lehman’s experience gained by service on another public company board.

Andrew G. Mills (57) has served as one of our directors since 2002. Mr. Mills has been the interim President of The King’s College in New York, New York since 2007. He is the former Chairman of Intego Solutions LLC, which he founded in 2000. Mr. Mills previously served as Chief Executive Officer of The Thomson Corporation’s Financial and Professional Publishing unit and as a member of Thomson’s Board of Directors. In 1984, he led the start-up operations of Business Research Corporation and was responsible for overseeing its sale and integration into The Thompson Corporation. He began his career with Courtaulds Ltd. and joined The Boston Consulting Group in 1979. Mr. Mills is on the Board of Directors of The King’s College, Lexington Christian Academy, Camp of the Woods and Hope Christian Church, is a member of the Massachusetts State Board of the Salvation Army and is co-chairman of the Theology of Work Project. In assessing Mr. Mills’ skills and qualifications to serve on the Verisk Board, our directors considered his management expertise gained through senior executive positions with diverse businesses and his expertise in acquisitions and integration of acquired businesses.

Arthur J. Rothkopf (74) has served as one of our directors since 1993. Mr. Rothkopf has served as Senior Vice President and Counselor to the President of the U.S. Chamber of Commerce since July of 2005. From 1993 to 2005, Mr. Rothkopf was President of Lafayette College in Easton, Pennsylvania. Prior to serving as President of Lafayette College, Mr. Rothkopf was General Counsel and Deputy Secretary of the U.S. Department of Transportation, appointed by President George H. W. Bush. From 1967 through 1991, he practiced law with the Washington, D.C., firm of Hogan & Hartson, where he was a senior partner. Mr. Rothkopf is a trustee of American University in Washington, D.C., and a trustee of the Educational Testing Service in Princeton, New Jersey. He served as a director of Bristol West Holdings, Inc., until 2007. In assessing Mr. Rothkopf’s skills and qualifications to serve on the Verisk Board, our directors considered his financial expertise and management skills gained in various executive roles and through his experience in public service.

Class B Director

Constantine P. Iordanou (60) has served as one of our directors since 2001. Mr. Iordanou has served as President and Chief Executive Officer of Arch Capital Group Limited, or ACGL, since August 2003 and as director of ACGL since January 2002. From January 2002 through July 2003, he was Chief Executive Officer of Arch Capital (U.S.) Inc., a wholly owned subsidiary of ACGL. Prior to joining ACGL in 2002, Mr. Iordanou served in various capacities for Zurich Financial Services and its affiliates, including as Senior Executive Vice President of Group Operations and Business Development of Zurich Financial Services, President of Zurich-American Specialties Division, Chief Operating Officer and Chief Executive Officer of Zurich American and Chief Executive Officer of Zurich North America. Prior to joining Zurich in March of 1992, he served as President of the Commercial Casualty division of the Berkshire Hathaway Inc. and served as Senior Vice President with the American Home Insurance Company, a member of the American International Group. In assessing Mr. Iordanou’s skills and qualifications to serve on the Verisk Board, our directors considered his experience as director and Chief Executive Officer of a public company, as well as his extensive experience as a senior executive of various global insurance businesses. Our Board also believes it benefits from Mr. Iordanou’s experience gained by service on another public company board.

Directors with terms continuing until 2011

Class A Directors

Frank J. Coyne (61) has been our Chairman, President and Chief Executive Officer since 2002. From 2000 to 2002, Mr. Coyne served as our President and Chief Executive Officer and he served as our President and Chief Operating Officer from 1999 to 2000. Mr. Coyne joined the Company from Kemper Insurance Cos., where he was Executive Vice President Specialty and Risk Management Groups. Previously, he served in a variety of positions with General Accident Insurance and was elected its President and Chief Operating Officer in 1991. He has also held executive positions with Lynn Insurance Group, Reliance Insurance Co. and PMA Insurance Co. In assessing Mr. Coyne’s skills and qualifications to serve on the Verisk Board, our directors considered the operations and management experience gained as President and Chief Executive Officer of Verisk since 2002.

Christopher M. Foskett (52) has served as one of our directors since 1999. Mr. Foskett is the Managing Director—Global Head of Financial Institutions of National Australia Bank. He was a Managing Director and Global Head of the Financial Institutions Group in Citigroup’s Corporate Bank from 2007 to 2008. From 2003 to 2007, Mr. Foskett was Head of Sales and Relationship Management for Citigroup Global Transaction Services. He also served as Global Industry Head for the Insurance and Investment Industries in Citigroup’s Global

Corporate Bank from 1999 to 2003. Previously, he held various roles in Citigroup’s mergers and acquisitions group. In assessing Mr. Foskett’s skills and qualifications to serve on the Verisk Board, our directors considered his more than 28 years in the banking and financial services industries, and experience gained as a senior executive with global financial institutions.

David B. Wright (61) has served as one of our directors since 1999. Mr. Wright is currently the Chief Executive Officer of GridIron Systems, a privately held company that deploys appliance software technology that maximizes application performance for enterprise customers. Prior to that, he served as Chief Executive Officer and Chairman of Verari Systems, Inc., from June 2006 to December 2009. He was Executive Vice President, Office of the CEO, Strategic Alliances and Global Accounts of EMC Corporation from July 2004 until August 2006. From October 2000 to July 2004, Mr. Wright served as President, Chief Executive Officer and Chairman of the Board of Legato Systems. Mr. Wright also serves on the Board of Directors of ActivIdentity Corp. and GeekNet, Inc. In assessing Mr. Wright’s skills and qualifications to serve on the Verisk Board, our directors considered the operations and management experience he gained in leadership positions in diverse businesses.

Class B Director

Thomas F. Motamed (61) has served as one of our directors since 2009. Mr. Motamed has been the Chairman of the Board and Chief Executive Officer of CNA Financial Corporation since January 1, 2009. From December 2002 to June 2008, he served as Vice Chairman and Chief Operating Officer of The Chubb Corporation and President and Chief Operating Officer of Chubb & Son. In assessing Mr. Motamed’s skills and qualifications to serve on the Verisk Board, our directors considered his management and operations experience gained as a senior executive, including as Chief Executive Officer, of various global insurance businesses. Our Board also believes it benefits from Mr. Motamed’s experience gained by service on another public company board.

Directors with terms continuing until 2012

Class A Directors

J. Hyatt Brown (72) has served as one of our directors since 2003. Mr. Brown has been Chairman of Brown & Brown, Inc. since 1993 and served as Brown & Brown’s Chief Executive Officer from 1993 until July 1, 2009. Mr. Brown is a Trustee of Stetson University in Florida, a past member of the Florida Board of Regents and a member of the Florida Council of 100. He was elected to the Florida House of Representatives in 1972 and was elected Speaker in 1978. Mr. Brown retired as Speaker in 1980. He also serves on the Board of Directors of the FPL Group Inc. and the International Speedway Corporation. He served on the boards of directors of Rock-Tenn Company until January 2010, Sun Trust Banks, Inc. until 2008 and Bell South Corporation until 2006. In assessing Mr. Brown’s skills and qualifications to serve on the Verisk Board, our directors considered his extensive experience in expanding and managing Brown & Brown, Inc., and his deep knowledge of the insurance industry. Our Board also believes it benefits from Mr. Brown’s experience gained by service on other public company boards.

Glen A. Dell (74) has served as one of our directors since 1995. Mr. Dell is a retired Partner of MapleWood Equity Partners LP. Mr. Dell served as a Partner of MapleWood Equity Partners LP from 1998 to 2007. From 1992 to 1997, Mr. Dell served as President of Investcorp Management Services Inc., where he was responsible for post-acquisition management of Investcorp’s portfolio of companies in North America. He has also served as a consultant, specializing in interim management services, and held executive positions with General Electric Co., International Paper Co., and JWT Group, Inc. Mr. Dell was a member of the Board of Directors of Parts Depot, Inc. until February 2008. In assessing Mr. Dell’s skills and qualifications to serve on the Verisk Board, our directors considered his significant financial expertise and general management experience gained as a consultant and in executive positions at large companies. This expertise and experience includes his understanding of operations, financial planning and controls, and evaluating and executing acquisition and divestiture transactions. The Board also values Mr. Dell’s qualification as an “audit committee financial expert” as that term is defined by the rules of the SEC.

Class B Director

Samuel G. Liss (53) has served as one of our directors since 2005. Mr. Liss has been Executive Vice President at The Travelers Companies since 2004. Before the merger of The St. Paul and Travelers Companies, Mr. Liss served as Executive Vice President at The St. Paul from February 2003 to April 2004. From 1994 to 2001, Mr. Liss was a Managing Director at Credit Suisse First Boston, or CSFB, initially focused on equity research across a range of financial institution sectors. He subsequently served in a Senior Investment Banking relationship, advisory and execution role in CSFB’s Financial Institutions Group, where he led its asset management industry practice. Mr. Liss was a senior equity analyst at Salomon Brothers from 1980 to 1994. In assessing Mr. Liss’ skills and qualifications to serve on the Verisk Board, our directors considered his management and operations experience gained as a senior executive of a global insurance business, as well as his expertise in the capital markets.

Our Board unanimously recommends a vote “FOR” the election of all four (4) nominees. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

CORPORATE GOVERNANCE

Corporate Governance Documents. Verisk maintains a corporate governance website at the “Corporate Governance” link under the “Investors” link at www.verisk.com.

Our Corporate Governance Guidelines (including our director independence standards); Code of Business Conduct and Ethics; and Audit, Compensation and Nominating and Corporate Governance Committee charters are available at our corporate governance website at the “Corporate Governance” link under the “Investors” link at www.verisk.com and are available to any shareholder who requests them by writing to Verisk Analytics, 545 Washington Blvd., Jersey City, New Jersey 07301, Attention: Kenneth E. Thompson, Corporate Secretary.

Our Code of Business Conduct and Ethics applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Business Conduct and Ethics for our chief executive officer (CEO), chief financial officer (CFO), principal accounting officer or controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website under the “Investors” link at www.verisk.com.

Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Leadership and Presiding Director. Frank J. Coyne serves as both our Chief Executive Officer and the Chairman of our Board of Directors. We believe combining the role of Chairman and CEO is appropriate for our operations because Mr. Coyne is most familiar with our business strategy and our industry. We also believe the combined role of Chairman and CEO facilitates the flow of information between the board and management and helps promote effective corporate governance. Glen A. Dell is currently the Presiding Director. The Presiding Director’s duties and authority, set forth in our Corporate Governance Guidelines, include calling and leading independent director and nonemployee director sessions. The Presiding Director role rotates annually among the chairs of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance and Investment Committee.

Director Independence. Our Board of Directors consists of nine Class A directors and three Class B directors, although one Class A director position is currently vacant. Of our eleven active directors, ten are “independent” as defined under NASDAQ listing rules. Currently, the following individuals serve on our Board of Directors as independent directors: J. Hyatt Brown, Glen A. Dell, Christopher M. Foskett, Constantine P. Iordanou, John F. Lehman, Jr., Samuel G. Liss, Thomas F. Motamed, Andrew G. Mills, Arthur J. Rothkopf, and David B. Wright. Frank Coyne is the only member of our Board who is not independent.

Board Meetings and Committees. Our Bylaws provide that the Board of Directors may designate one or more committees. We currently have the following committees: Executive Committee, Audit Committee, Compensation Committee, Finance and Investment Committee, and Nominating and Corporate Governance Committee. Our Board met five times in 2009. All directors attended at least 75% of the meetings of the Board and of the committees on which the director served that were held while the director was a member.

The Executive Committee currently consists of Frank J. Coyne (Chair), Glen A. Dell, Constantine P. Iordanou, John F. Lehman, Jr. and Arthur J. Rothkopf. The Executive Committee exercises all the power and authority of the Board of Directors (except those powers and authorities that are reserved to the full Board of Directors under Delaware law) between regularly scheduled Board of Directors meetings. The Executive Committee also makes recommendations to the full Board of Directors on various matters. The Executive Committee meets as necessary upon the call of the chairman of the Board of Directors. The Executive Committee met once in 2009.

The Audit Committee currently consists of Glen A. Dell (Chair), Christopher M. Foskett, Samuel G. Liss, Andrew G. Mills, Thomas F. Motamed and David B. Wright, all of whom are “independent” as defined under applicable listing rules. The Audit Committee is established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended. Each member of our Audit Committee is financially literate, as such term is interpreted by our Board of Directors. In addition, Glen A. Dell meets the qualifications of an “audit committee financial expert” in accordance with SEC rules, as determined by our Board of Directors. The Audit Committee reviews the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of the financial statements of the Company. The Audit Committee also provides assistance to our Board of Directors in fulfilling its responsibilities with respect to our compliance with legal and regulatory requirements. In addition, the Audit Committee also makes recommendations to the Board of Directors concerning the engagement of the independent accounting firm and the scope of the audit to be undertaken by such auditors. The Audit Committee met three times in 2009.

The Compensation Committee currently consists of John F. Lehman, Jr. (Chair), Glen A. Dell, Constantine P. Iordanou and David B. Wright, all of whom are “independent” as defined under applicable listing rules. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. The Compensation Committee also exercises all authority under the Company’s employee equity incentive plans and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee met eight times in 2009.

The Finance and Investment Committee currently consists of Samuel G. Liss (Chair), J. Hyatt Brown, Christopher M. Foskett, Andrew G. Mills and Thomas F. Motamed. The Finance and Investment Committee meets annually and at such other times as necessary to establish, monitor and evaluate the Company’s investment policies, practices and advisors and to advise management and the Board of Directors on the financial aspects of strategic and operational directions, including financial plans, capital planning, financing alternatives, and acquisition opportunities. The Finance and Investment Committee met twice in 2009.

The Nominating and Corporate Governance Committee currently consists of Constantine P. Iordanou (Chair), J. Hyatt Brown, John F. Lehman, Jr., and Arthur J. Rothkopf, all of whom are “independent” as defined under applicable listing rules. The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies and procedures relating to director and Board of Directors committee nominations and corporate governance policies. The Nominating and Corporate Governance Committee met once in 2009.

Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee setting forth the roles and responsibilities of each committee. The charters are available at our corporate governance website at the “Corporate Governance” link under the “Investors” link at www.verisk.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

The reports of the Audit Committee and the Compensation Committee appear herein.

Director Attendance at Annual Meetings. The Company’s Corporate Governance Guidelines state that directors are expected to attend annual meetings of shareholders. All of our directors, except for Mr. Mills, attended the 2009 Annual Meeting of shareholders.

NonEmployee Director Meetings. The Company’s Corporate Governance Guidelines provide nonemployee directors may meet in executive sessions and the Presiding Director will preside over these executive sessions. If any nonemployee directors are not independent, then the independent directors will meet in executive sessions and the Presiding Director will preside over these executive sessions.

Communications with Directors. Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to Kenneth E. Thompson, Senior Vice President, General Counsel and Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310. Any communication to report potential issues regarding accounting, internal controls and other auditing matters should be marked “Personal and Confidential” and sent to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310, Attention: Chair of the Audit Committee of Verisk Analytics, Inc., in care of Kenneth E. Thompson, Senior Vice President, General Counsel and Corporate Secretary. Our Policy for Reporting Concerns Related to Accounting and Ethical Violations is available at our corporate governance website at the “Corporate Governance” link under the “Investors” link at www.verisk.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

Mandatory Retirement. If reelected as a Class A director to a three year term ending in 2013 as proposed, Arthur Rothkopf will reach the Company’s mandatory retirement age for directors of 75 prior to the end of his term. The Board and the Nominating and Corporate Governance Committee believe that, having recently transitioned to public company status, the Company will benefit from Mr. Rothkopf’s continued service for an additional term. Accordingly, the applicability of the mandatory retirement age has been waived in this circumstance in order to permit Mr. Rothkopf to serve an additional term as director.

Compensation Governance. The Compensation Committee consists of at least three members, and is composed solely of independent directors meeting the independence requirements of the NASDAQ. The Compensation Committee, which consists solely of directors who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, has the responsibility and authority to approve performance-based compensation for named executive officers. The Nominating and Corporate Governance Committee recommends nominees for appointment to the Compensation Committee from time-to-time and as vacancies or newly-created positions occur. Compensation Committee members are appointed by the Board and may be removed by the Board at any time.

The Compensation Committee operates under a written charter adopted by the Board. As noted above, the Committee is responsible for reviewing and approving annually all compensation awarded to the Company’s executive officers, including the CEO and the other executive officers named in the “Summary Compensation Table” herein (named executive officers or NEOs). In addition, the Compensation Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers. Information on the Compensation Committee’s processes, procedures and analysis of NEO compensation for fiscal 2009 is addressed in the “Compensation Discussion and Analysis” herein.

The Compensation Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•	Identifying corporate goals and objectives relevant to executive officer compensation.

•

Evaluating each executive officer’s performance in light of such goals and objectives and setting each executive officer’s compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•

Determining any long-term incentive component of each executive officer’s compensation based on individual performance of such executive officer, the Company’s performance, shareholder return and the value of similar incentive awards at comparable companies and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•	periodically reviewing and making recommendations to the Board with respect to the compensation of nonemployee directors, including any incentive plan compensation.

Additional information about our executive compensation plans and arrangements and their administration is described in the “Compensation Discussion and Analysis” herein and the accompanying executive compensation tables. The Compensation Committee may delegate the administration of these plans as appropriate, including to one or more officers of the Company, to subcommittees of the Board or to the Chairperson of the Compensation Committee when it deems it appropriate and in the best interests of the Company.

The Compensation Committee has the authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or executive officer compensation, including authority to approve all such compensation consultant’s fees and other retention terms. As further described in the “Compensation Discussion and Analysis” herein, during 2009, the Compensation Committee retained its own compensation consultant. In developing its views on compensation matters and determining the compensation awarded to our NEOs, the Compensation Committee also obtains input from the Human Resources department, which collects information and prepares materials for the Compensation Committee’s use in compensation decisions.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with the Board of Directors or compensation committee of any other company.

Board Diversity. The Nominating and Corporate Governance Committee and the Board include diversity of viewpoints, background, experience and other demographics among the criteria they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Corporate Governance Committee has a formal diversity policy, one of many factors the Board and the Nominating and Corporate Governance Committee carefully considers in the selection of new directors is the importance to the Company of racial and gender diversity in board composition. Moreover, when considering director candidates, the Nominating and Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and result in the Board having a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

Board Role in Risk Oversight. The Board of Directors oversees the Company’s enterprise wide approach to the major risks facing the Company and, with the assistance of the Audit Committee, oversees the Company’s policies for assessing and managing its exposure to risk. The Board also considers risk in evaluating the Company’s strategy. The Audit Committee reviews with management and the auditors the Company’s enterprise risk assessment process and risk categories. As part of its process to identify and prioritize risks, the Company’s Internal Audit department uses the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and segregates risks based on their nature and/or potential significance – strategic risk, financial risk, operational risk and compliance risk. The Chief Internal Auditor reports both to the Chairman of the Audit Committee and to the General Counsel. Management reviews with the Audit Committee the risk assessment process, the various enterprise risks, the prioritization of the identified risks and its mitigation plans. The Audit Committee reviews and discusses with the Chief Internal Auditor and Risk Manager the Company’s internal system of audit and financial controls, enterprise risk information, internal audit plans, and the periodic report of audit activities. Finally, on a quarterly basis, management reviews its progress on the testing and mitigation of any identified risks with the Audit Committee.

DIRECTORS’ COMPENSATION AND BENEFITS

Annual Retainer. Effective June 1, 2007, each non-employee director receives a retainer fee of $50,000 per year for membership on the Board of Directors. Each non-employee director who chairs a committee receives an additional $5,000 retainer fee, with the exception of the chairpersons of the Audit Committee and Compensation Committee, each of whom receives an additional $12,500 annual retainer fee.

Each non-employee director may elect to receive his annual retainer in the form of (i) cash, (ii) deferred cash, (iii) shares of Class A common stock, (iv) deferred shares of Class A common stock, (v) options to purchase Class A common stock or (vi) a combination of (i), (ii), (iii), (iv) and (v), except that not more than 50% of the annual retainer may be paid in cash. Any options taken as a portion of the annual retainer are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest immediately, and have an exercise price equal to the fair market value of the Class A common stock on the date of grant.

Meeting Attendance Fees. Each non-employee director receives a $1,500 fee for each Board of Directors or Committee meeting attended in person. Meeting attendance fees are payable only in cash or deferred cash.

Stock Option Grants. Effective as of the 2007 Annual Meeting of Shareholders, each non-employee director receives an annual option grant having a Black-Scholes value of $125,000. The initial awarding of such options was phased in over a period of three years, so that, from 2007 through 2009, each nonemployee director received the initial grant in the year he was reelected. Such options are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest on the first anniversary of the date of grant, and have an exercise price equal to the fair market value of the Class A common stock on the date of grant. In 2009, in connection with our initial public offering of common stock, each nonemployee director received an additional one-time option grant having a Black-Scholes value of $125,000, which vests ratably over four years.

Employee-directors receive no additional compensation for service on the Board of Directors. Mr. Frank J. Coyne is the only employee-director.

The table below shows compensation paid to or earned by the directors during 2009. As noted above, directors may elect to receive compensation in various forms other than cash.

2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
J. Hyatt Brown	31,000	25,000	250,000	306,000
Glen A. Dell	41,750	—	$281,250	323,000
Henry J. Feinberg (2)	1,500	—	—	1,500
Christopher M. Foskett	9,000	25,000	275,000	309,000
Constantine P. Iordanou (3)	9,000	—	305,000	$314,000
John F. Lehman, Jr. (4)	6,000	62,500	250,000	318,500
Samuel G. Liss (5)	33,500	—	277,500	311,000
Andrew G. Mills	3,000	—	300,000	303,000
Thomas F. Motamed	4,500	25,000	275,000	304,500
Arthur J. Rothkopf	34,000	25,000	250,000	309,000
Barbara D. Stewart (6)	3,000	—	—	3,000
David B. Wright	10,500	—	300,000	310,500

1	Represents the aggregate grant date fair value of stock and stock option awards granted in 2009 computed in accordance with ASC Subtopic 718-10, “Compensation-Stock Compensation “ (ASC Topic 718), excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards and stock awards columns, see note 16 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2009.

2	Mr. Feinberg was a director until June 17, 2009.

3	Mr. Iordanou elected to defer $9,000 of the fees earned in 2009.

4	Mr. Lehman elected to defer $6,000 and $62,500 of the fees earned and stock awards, respectively, in 2009.

5	At the direction of Mr. Liss, $33,500, representing the cash fees to which he was entitled in 2009 for service on our Board, was paid directly to The Travelers Foundation and not to Mr. Liss.

6	Ms. Stewart was a director until June 17, 2009.

Where no information is given as to a particular type of award with respect to any individual, such individual did not hold or receive such an award during or as of the end of the last fiscal year, as the case may be.

EXECUTIVE OFFICERS OF VERISK

Information regarding the ages and past five years business experience of our executive officers is as follows:

Frank J. Coyne (61) has been our Chairman, President and Chief Executive Officer since 2002. From 2000 to 2002, Mr. Coyne served as our President and Chief Executive Officer, and he served as our President and Chief Operating Officer from 1999 to 2000. Mr. Coyne joined the Company from Kemper Insurance Cos. where he was Executive Vice President, Specialty and Risk Management Groups. Previously, he served in a variety of positions with General Accident Insurance and was elected its President and Chief Operating Officer in 1991. He has also held executive positions with Lynn Insurance Group, Reliance Insurance Co. and PMA Insurance Co.

Scott G. Stephenson (52) has been our Chief Operating Officer since June 2008. He leads our Decision Analytics segment. From 2002 to 2008, Mr. Stephenson served as our Executive Vice President, and he served as President of our Intego Solutions business from 2001 to 2002. Mr. Stephenson joined the Company from Silver Lake Partners, a technology-oriented private equity firm, where he was an advisor from 2000 to 2001. From 1989 to 1999 Mr. Stephenson was a partner with The Boston Consulting Group, eventually rising to senior partner and member of the firm’s North American operating committee.

Mark V. Anquillare (44) has been our Senior Vice President and Chief Financial Officer since 2007. Mr. Anquillare joined the Company as Director of Financial Systems in 1992 and since joining the Company, Mr. Anquillare has held various management positions, including Assistant Vice President, Vice President and Controller, and Senior Vice President and Controller. Prior to 1992, Mr. Anquillare was employed by the Prudential Insurance Company of America. Mr. Anquillare is a Fellow of the Life Management Institute.

Kenneth E. Thompson (50) has been our Senior Vice President, General Counsel and Corporate Secretary since 2006. Prior to joining the Company in 2006, Mr. Thompson was a partner of McCarter & English, LLP from 1997 to 2006. Mr. Thompson also serves on the Board of Directors of Measurement Specialties, Inc.

Carole J. Banfield (70) has been our Executive Vice President, Information Services and Government Relations Department focused on our Risk Assessment segment since 1996. Ms. Banfield joined the Company in 1970 as an assistant actuary in the Homeowners Actuarial Division and since 1977 has held various management positions, including Vice President Government and Industry Relations. Ms. Banfield began her career with the National Bureau of Casualty Underwriters in 1962. Ms. Banfield is a member of the American Academy of Actuaries and an Associate of the Casualty Actuarial Society. She currently serves on the Board of Directors of the American Society of Workers’ Compensation Professionals, the Insurance Data Management Association and on the Industry Advisory Group of ACORD.

Vincent Cialdella (58) has been our Senior Vice President, AISG, in our Decision Analytics segment, since April 2008. Prior to April 2008, Mr. Cialdella served as Vice President of ISO Claims Solutions, a division of AISG, since 2000. Mr. Cialdella’s career at the Company spans approximately thirty years, during which he has served as Assistant Vice President of Software Products, Corporate Systems and Application Development Support Center.

Vincent de P. McCarthy (45) has been our Senior Vice President, Corporate Development and Strategy since October 2009. He is responsible for identifying and evaluating new strategic and M&A opportunities that align with Verisk’s business operations and growth initiatives. Mr. McCarthy joined Verisk from Bank of America Merrill Lynch, where he was a Managing Director in the Investment Banking group in New York, advising companies in the financial technology, payments and processing, and analytics sectors. Mr. McCarthy joined Merrill Lynch in 1994, and across his career with that firm served in investment banking roles both in the United States and Europe.

Perry F. Rotella (46) has been Senior Vice President and Chief Information Officer since October 2009. Mr. Rotella joined Verisk from Moody’s Corporation, where he served as Senior Vice President and CIO from 2006 to 2009. Prior to Moody’s, Mr. Rotella served in multiple executive roles at AIG from 1999 to 2006, including Senior Vice President and CIO of AIG’s domestic property and casualty business and as the corporation’s global Chief Technology Officer. From 1986 to 1999, Mr. Rotella was a principal with American Management Systems, rising to a member of the firm’s global technology council. Mr. Rotella currently serves on the board of the Center for Family Support and is President of the New York Chapter of the Society for Information Management.

Kevin B. Thompson (57) has been our Senior Vice President, Insurance Services since 2003 focused on our Risk Assessment segment. Mr. Thompson joined the Company in 1974 and has held various management positions, including Vice President, Insurance Services; Vice President, Personal and Standard Commercial Lines; Vice President, Standard Commercial Lines; and Assistant Vice President, Commercial Casualty Actuarial. Mr. Thompson is also a Member of the American Academy of Actuaries and Fellow of the Casualty Actuarial Society. From 1996 to 1999 he served as Vice President—Admissions of the Casualty Actuarial Society and as a Member of the Board of Directors from 1994 to 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers. We encourage our directors, officers and employees to own our common stock; owning our common stock aligns their interests with your interests as shareholders. Executive officers may not engage in pledging Verisk securities, or selling short or trading options or futures in Verisk securities. The following table sets forth the beneficial ownership of our Class A common stock by each of our named executive officers and directors, and by all our directors and executive officers as of March 31, 2010, as a group. Percentage of class amounts are based on 125,815,600 shares of our Class A common stock outstanding as of March 31, 2010.

In accordance with the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of April 15, 2010. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. Unless otherwise indicated, the address for each listed shareholder is: c/o Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

NAME	Shares	Subject to Stock Options Exercisable within 60 days	Percentage of Class
NAMED EXECUTIVE OFFICERS
Frank J. Coyne	7,421,550	7,421,450	5.6%
Scott G. Stephenson	3,151,375	2,661,875	2.5%
Mark V. Anquillare	1,122,500	1,122,500	*
Kenneth E. Thompson	341,250	341,250	*
Carole J. Banfield	713,050	120,000	*
Vincent Cialdella	616,000	536,250	*
Vincent de P. McCarthy	—	—	*
Perry F. Rotella	—	—	*
Kevin B. Thompson	638,750	623,750	*
DIRECTORS			*
J. Hyatt Brown	196,850	150,000	*
Glen A. Dell (1)	434,100	42,750	*
Christopher M. Foskett (2)	93,800	87,900	*
Constantine P. Iordanou	445,600	439,600	*
John F. Lehman, Jr. (3)	722,300	117,800	*
Samuel G. Liss	115,100	103,900	*
Thomas F. Motamed	5,750	4,350	*
Andrew G. Mills	328,250	328,250	*
Arthur J. Rothkopf (4)	499,750	79,000	*
David B. Wright	235,650	135,250	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (19 PERSONS )	17,081,525	14,315,875	12.2%

(1)	Includes shares owned by the Barbara M. Dell GST Family Trust, of which Mr. Dell is the trustee. Mr. Dell disclaims beneficial ownership of any shares beneficially owned by the trust except to the extent of his pecuniary interest therein.

(2)	Includes 1,450 deferred stock awards that entitle Mr. Foskett to 1,450 shares of Class A common stock at the end of his service to the Board.

(3)	Includes shares owned by the Lehman Business Trust, of which John F. Lehman, Jr. is the trustee. Mr. Lehman disclaims beneficial ownership of any shares beneficially owned by the trust except to the extent of his pecuniary interest therein. Includes 3,500 deferred stock awards that entitle Mr. Lehman to 3,500 shares of Class A common stock at the end of his service to the board.

(4)	Includes shares owned by the Arthur J. Rothkopf Revocable Trust, of which Mr. Rothkopf is one of the trustees. Mr. Rothkopf disclaims beneficial ownership of any shares beneficially owned by the trust except to the extent of his pecuniary interest therein.

*	Indicates less than 1% ownership.

PRINCIPAL SHAREHOLDERS

The following table contains information regarding each person we know of that beneficially owns more than 5% of our Class A common stock.

	Shares of Class A Common Stock Beneficially Owned
Name and address	Number of Shares		Percentage of Class
GreatBanc Trust Company, as Trustee of the ISO Employee Stock Ownership Trust 801 Warrenville Road Suite 500 Lisle, IL 60532	23,062,100	(1)	18.3%

Morgan Stanley 1585 Broadway New York, NY 10036	10,876,434	(2)	8.6%

Eton Park Fund, L.P. 399 Park Avenue, 10th Floor New York, NY 10022	9,000,000	(3)	7.2%

Neuberger Berman Group LLC 605 3rd Avenue New York, NY 10158	8,230,346	(4)	6.5%

OppenheimerFunds, Inc. 2 World Financial Center 225 Liberty Street New York, NY 10281	6,504,863	(5)	5.2%

(1)	As of December 31, 2009, based on a Schedule 13G Information Statement filed with the SEC on February 18, 2010, filed jointly by the ISO Employee Stock Ownership Trust and GreatBanc Trust Company. The Schedule 13G reported that GreatBanc Trust Company is the Trustee of the ISO Employee Stock Ownership Trust and has shared voting power with respect to 23,062,100 shares of Verisk Class A common stock. Under the terms of the Trust, the Trustee votes all of the shares allocated to the accounts of participants as directed by the participants to whose accounts shares have been allocated. With respect to unallocated shares or allocated shares with respect to which no instructions have been received, the Trustee votes such shares in the Trustee’s discretion.

(2)	As of December 31, 2009, based on a Schedule 13G Information Statement filed with the SEC on February 18, 2010 jointly by Morgan Stanley and Morgan Stanley Investment Management Inc. (MSIM). The Schedule 13G discloses that MSIM, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), is a wholly owned subsidiary of Morgan Stanley. In addition, the Schedule 13G reported that: (i) Morgan Stanley had sole voting power as to 10,575,164 shares of our Class A common stock and sole dispositive power as to 10,876,434 shares of our Class A common stock.

(3)	As of December 31, 2009, based on a Schedule 13G Information Statement filed with the SEC on October 16, 2009 jointly by Eton Park Fund, L.P., Eton Park Master Fund, Ltd., Eton Park Associates, L.P., Eton Park Capital Management, L.P., and Eric M. Mindich. The Schedule 13G reports that Mr. Mindich, as the managing member of Eton Park Associates, LLC, may be deemed to have power to direct the vote and disposition of shares of common stock held by the related Eton Park entities with whom the filing is made.

(4)	As of December 31, 2009, based on a Schedule 13G Information Statement filed with the SEC on February 16, 2010, jointly by Neuberger Berman Group LLC and Neuberger Berman L.L.C. The Schedule 13G discloses that Neuberger Berman has shared dispositive power over 8,230,346 shares of our Class A common stock and shared voting power over 7,425,958 shares of our Class A common stock.

(5)	As of December 31, 2009, based on a Schedule 13G Information Statement filed with the SEC on February 2, 2010. The Schedule 13G discloses that OppenheimerFunds, Inc. had shared voting power and shared dispositive power over 6,504,863 shares of our Class A common stock.

The following table contains information regarding each person we know of that beneficially owns more than 5% of our Class B common stock. Percentage of class amounts are based on 54,237,950 shares of our Class B common stock outstanding as of March 31, 2010.

	Shares of Class B Common Stock Beneficially Owned
Name and Address	Number of Shares		Percentage of Class
The Travelers Companies, Inc. 485 Lexington Ave., 8th Floor New York, NY 10017-2630	8,712,050	(1)	16.1%

Berkshire Hathaway, Inc. 1440 Kiewit Plaza Omaha, NE 68131	7,156,300	(2)	13.2%

American Financial Group, Inc. One East Forth Street Cincinnati, OH 45202	6,720,650	(3)	12.4%

Cincinnati Insurance Company 6200 South Gilmore Road Cincinnati, OH 45014	4,885,800		9.0%

Bituminous Casualty Corporation 307 N Michigan Avenue Chicago, IL 60601	4,255,900		7.8%

W. R. Berkley Corporation 475 Steamboat Road Greenwich, CT 06830	3,389,800		6.2%

(1)	Shares are owned by United States Fidelity and Guarantee Company, a subsidiary of The Travelers Companies, Inc.

(2)	Shares are owned by General Re Corporation and GEICO Corporation, subsidiaries of Berkshire Hathaway Inc.

(3)	Shares are owned by Great American Insurance Company, a subsidiary of American Financial Group, Inc.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our business requires a highly skilled work force. While the capital intensity of our business is low, our human capital requirements are great. Our business depends on our senior leadership team, who possess business and technical capabilities that would be difficult, and costly, to replace. We have designed our compensation program to address these needs.

This section discusses the principles underlying our policies and decisions relating to the compensation of our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers for 2009 (our “Named Executive Officers” or “NEOs”). The information in this section describes the manner and context in which compensation is earned by and awarded to our NEOs, and provides perspective on the tables and narrative that follow.

Compensation Program Objectives

The compensation program for our NEOs must attract, reward, motivate and retain the highly qualified individuals we need to plan and execute our business strategy. We believe our compensation program motivates managers by directly linking a portion of compensation both to the Company’s performance and the individual’s performance. To foster this direct link, we have designed our compensation program so that a significant percentage of an NEO’s compensation is variable rather than fixed. This percentage increases with seniority, because the decisions of more senior managers have a greater impact on our performance.

Executives will earn variable compensation (cash awards and stock options) only if warranted by Company and individual performance. Variable compensation for our NEOs consists of an annual cash payment pursuant to our Short Term Incentive, or STI, program and a long-term equity incentive award (typically in the form of stock options) pursuant to our Long Term Incentive, or LTI, program. We believe the design of our compensation program effectively encourages our senior managers, including our NEOs, to act in a manner that benefits the Company by creating long-term value for our stockholders.

Elements of the Company’s Compensation Program

We currently provide the following elements of compensation to our NEOs:

•	base salary;

•	annual cash incentive awards;

•	long-term equity incentive awards; and

•	health, welfare and retirement plans.

Each compensation element fulfills one or more of our compensation program objectives.

Base Salary

We pay base salaries to attract, reward and retain managers, and so that in recruiting and retaining senior executives we are not disadvantaged by being seen as offering a lower level of fixed compensation for a given position level. We adjust salaries annually to maintain competitive market levels, which are based on the experience and scope of responsibilities of each NEO. We perform our own internal analysis of prevailing market levels of salary for comparable positions. This analysis utilizes our general knowledge of the industry, information gained by our human resources professionals in the hiring and termination process and, when available, commercially prepared market surveys obtained by our human resources professionals. In addition, we periodically retain outside compensation consultants to assess the competitiveness of compensation for certain members of senior management. In 2009 the Compensation Committee retained Fredric W. Cook & Co. (“Cook”) to provide the consulting services described below. In the fall of 2008, Cook was retained to perform an analysis of senior management compensation. The compensation of all NEOs other than Mr. Coyne was included in the 2008 Cook assessment. The 2008 Cook assessment compared the then current compensation of certain members of our senior management to data from two proprietary third-party surveys and to information obtained by reviewing the proxy statements of fourteen publicly traded companies. The public companies whose compensation information was reviewed by Cook in its 2008 analysis were Acxiom, DST Systems, Dun & Bradstreet, Equifax, FactSet Research Systems, Fair Isaac, Fidelity National Information Services, IHS, IMS Health, Moody’s, Morningstar, MSCI, RiskMetrics and Solera Holdings.

Our internal analysis, and the 2008 assessment performed by Cook, provide a framework within which our compensation decisions are made. This information is provided to our Chief Executive Officer, or CEO, and the Compensation Committee to assist them in evaluating the competitiveness of our compensation practices. This evaluation, and the evaluations of individual and Company performance described below in “Analysis of 2009 Variable Compensation,” are utilized in the determination of compensation of our NEOs. We believe the base salaries of our NEOs are approximately at the midpoint of salaries for comparable positions.

The base salary of our Chief Executive Officer is determined by the Compensation Committee. The base salary of each of our other NEOs is determined by the CEO, subject to approval by the Compensation Committee. All NEOs other than Mr. Kenneth Thompson, our General Counsel, are long-term employees. Their base salaries were initially determined by the Compensation Committee (in the case of Mr. Coyne) or by Mr. Coyne, with the approval of the Compensation Committee (in the case of other NEOs) based on the assessment described above. Mr. Kenneth Thompson joined the Company in October 2006. His base salary was determined at the time he was hired based on our assessment of prevailing market compensation practices for comparable positions developed during the recruiting process. Base salary as a percentage of total compensation differs based on an executive’s position and function. Generally, executives with the highest position and level of responsibility, and thus the greatest ability to influence our performance through their decision making, have the smallest percentage of their total compensation fixed as salary. Annual adjustments to base salary are determined by the Compensation Committee, in the case of Mr. Coyne, and by Mr. Coyne with the approval of the Compensation Committee, in the case of other NEOs, based on the assessment of prevailing market compensation practices described above, and based on the subjective evaluation of individual performance factors discussed below in “Analysis of 2009 Variable Compensation.” We have historically placed greater emphasis on the potential of variable compensation to incent employees to create long-term value for our stockholders.

Annual Cash Incentive Awards

Annual cash incentive awards are paid to all eligible employees, including NEOs, pursuant to our STI program. Prior to the beginning of each year, the Compensation Committee establishes financial performance goals for the coming year under our STI program. The specified financial performance goals relate to growth in revenue and EBITDA margin, and are derived from our strategic and business growth plan. We selected revenue growth and EBITDA margin growth as the criteria for STI because we believe our business’s ability to generate recurring revenue and positive cash flow is the key indicator of the successful execution of our business strategy. In addition, the Compensation Committee evaluates the accomplishment during the year of other financial and nonfinancial performance measures that we believe position the Company to achieve long-term future growth. These include enhancements to productivity, achievement of new sales, accomplishment of strategic and operational initiatives, completion of acquisitions and development of strategic relationships. At the conclusion of the performance year, funding of the aggregate STI pool for all eligible employees is determined by the Compensation Committee, taking into account the recommendation of the CEO, based on the degree to which goals are achieved during the year. Cash STI awards are paid in March, in respect of performance for the prior year.

See “Analysis of 2009 Variable Compensation” for a discussion of how we determined 2009 STI awards for NEOs.

Long-Term Equity Incentive Awards

Long-term equity incentive awards are made annually to eligible employees, including NEOs, pursuant to our LTI program. In October 2009, we adopted a new omnibus equity compensation plan, the Verisk Analytics, Inc., 2009 Equity Incentive Plan, or Incentive Plan. Awards under the Incentive Plan and its predecessor plan are generally in the form of option grants. In general, option awards under the LTI program are made in April, in respect of prior year performance. In October 2009, we made an additional special one-time award of options to eligible employees, including NEOs, in connection with our initial public offering of common stock. Option awards have an exercise price equal to the fair market value of our Class A common stock on the date of grant.

Our practice has been to award our CEO, Mr. Coyne, option grants under the LTI program at irregular intervals. Certain of Mr. Coyne’s options were historically granted at an exercise price above the then-current fair market value of our Class A common stock. Other than the one-time grant in connection with our IPO, Mr. Coyne’s last option award was in 2005. Beginning in 2010, Mr. Coyne will be considered for option awards annually, with an exercise price at the then-current fair market value of our shares, in the same manner as other NEOs.

At the conclusion of a plan year, the Compensation Committee determines the aggregate number of options issuable to all eligible participants under the LTI program by evaluating the same performance goals used to determine the aggregate funding amount under the STI program.

See “Analysis of 2009 Variable Compensation” for a discussion of how we determined 2009 LTI awards for NEOs.

2009 Variable Compensation Performance Goals

The Compensation Committee established the following revenue growth and EBITDA Margin goals for determination of aggregate award pools available to all eligible employees, including our NEOs, under both the LTI and STI programs for 2009:

	Revenue Growth	EBITDA Margin
Maximum	15%	37%
Superior	12%	34%
Target	10%	30%
Threshold	6%	27%

During 2009, we achieved revenue growth of 14.9%, between the specified Superior and Maximum performance goals, and EBITDA Margin of 43.6%, which exceeded the Maximum performance goal. The Compensation Committee primarily considered the degree to which these goals were achieved, together with financial and nonfinancial performance measures—including preparation for our initial public offering, enhancements to productivity, achievement of new sales, accomplishment of strategic and operational initiatives, completion of acquisitions and development of strategic relationships—in determining the aggregate LTI and STI pools. In assessing the revenue growth target, the Compensation Committee considered the Company’s strong organic growth of 11.2% during 2009. The Compensation Committee established an STI pool of up to $32.5 million for distribution to approximately 2,400 eligible employees (including NEOs other than Mr. Coyne) and an aggregate LTI pool of up to 2,250,000 options with an aggregate Black-Scholes value of $21.4 million for distribution to approximately 200 eligible employees, including all NEOs. The Compensation Committee has adopted increased EBITDA margin targets for the determination of STI and LTI award pools for 2010.

See Table 5 provided under “Notes Regarding the Use of Non-GAAP Financial Measures” in our Earnings Release dated March 9, 2010. The Earnings Release is available under the “Press Releases” link under the “Investors” link at www.verisk.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

See “Analysis of 2009 Variable Compensation” for a discussion of how we determined 2009 LTI and STI awards for NEOs.

Analysis of 2009 Variable Compensation

For individual NEOs, cash awards under the STI program and option awards under the LTI program are highly variable and not systematic, and are not based on fixed target amounts. Individual awards are determined based on the subjective judgment of the Compensation Committee (in the case of Mr. Coyne) and of Mr. Coyne (with the concurrence of the Compensation Committee) in the case of other NEOs. There is no fixed relationship between an individual NEO’s LTI and STI awards. In reaching their subjective determinations about aggregate compensation, the Compensation Committee and Mr. Coyne seek to allocate a meaningful portion of total compensation in the form of LTI awards in order to incent employees to create long-term value for our stockholders.

For individual NEOs, other than Mr. Coyne, the STI and LTI awards are made based on Mr. Coyne’s subjective evaluation of their individual performance and on the analysis of prevailing market compensation levels described above. Factors considered include the successful operation of an NEO’s business unit or functional department including, where applicable, enhancements to productivity and profitability, achievement of new sales, revenue generated from new products, accomplishment of strategic and operational initiatives, completion of acquisitions and development of strategic relationships. For NEOs other than Mr. Coyne, the additional factors described below were considered by Mr. Coyne and the Compensation Committee in determining their STI and LTI awards. The factors noted were not given any specific weights, but rather informed the subjective recommendation of Mr. Coyne regarding the contribution of each individual to our overall performance.

Mr. Stephenson: the continued focus on our strategic initiatives; leadership in our business development initiatives, including the successful completion of three acquisitions/strategic alliances; and strong performance in positioning the company for successful future performance.

Mr. Anquillare: the strong performance rendered in all aspects of our initial public offering, or IPO, process; enhancement of our financing facilities during a difficult credit market; and strengthening of our finance staff and financial reporting and oversight.

Mr. Kenneth Thompson: the strong execution in connection with the IPO process, our acquisition and financing transactions and the pre-IPO reorganization; and oversight insuring compliance with laws, rules, regulations and values.

Mr. Kevin Thompson: the strong execution in delivery of high-quality products to our risk assessment customers while supporting innovation for new risk assessment strategies.

The 2009 STI award to Mr. Coyne was determined based upon the Compensation Committee’s evaluation of Company performance and subjective evaluation of several nonfinancial factors including Mr. Coyne’s leadership in all aspects of the IPO process, strong corporate performance and positioning the company for success into the future. Pursuant to his Employment Agreement, Mr. Coyne is eligible for an annual STI award of from 100% to 300% of his base salary and an annual option grant of between 150% and 450% of his base compensation. (See “Employment Agreements.”) In making its determination the Compensation Committee recognized Mr. Coyne’s strong execution on strategy, growth in EBITDA and operating cash flows achieved by the Company, and strong revenue performance, especially the strong organic revenue growth achieved in a difficult economic environment.

The amount of any annual increase in base salary, STI or LTI award is based on the subjective evaluation of the Compensation Committee in the case of Mr. Coyne, and of Mr. Coyne (with the approval of the Compensation Committee) in the case of other NEOs. Although the Company’s financial performance is a factor taken into consideration, the specific amount of an increase in any component of an NEO’s 2009 compensation is not tied directly to an overall Company financial performance metric but rather reflects a subjective determination by the Compensation Committee or Mr. Coyne, as the case may be, that the amount of the increase is appropriate based on the matters considered as set forth above.

Health, Welfare and Retirement Plans

We offer health and welfare benefit programs including medical, dental, life, accident and disability insurance. The Company contributes a percentage of the cost of these benefits. These benefits are available to substantially all employees, and the percentage of the Company’s contribution is the same for all.

Our tax-qualified retirement plans include:

•	a combined 401(k) Savings Plan and ESOP,

•

a defined benefit pension plan with (i) a traditional final pay formula applicable to employees who were 49 years old with 15 years of service as of January 1, 2002, and (ii) a cash balance formula applicable to other employees hired prior to March 1, 2005, and

•	a profit sharing plan (as a component of the 401(k) plan) which is available to employees hired on or after March 1, 2005.

Our nonqualified retirement plans include a supplemental pension and savings (401(k)) plan for highly compensated employees. The combined 401(k) Savings Plan and ESOP and the pension/profit sharing plans are broad-based plans available to substantially all of our employees, including our NEOs. The supplemental retirement plans are offered to our highly paid employees, including our NEOs, to restore to them amounts to which they would be entitled under our tax-qualified plans but which they are precluded from receiving under those plans by IRS limits. The supplemental retirement plans are unsecured obligations of the Company.

We established our ESOP at the time we converted from nonprofit to for-profit status, in order to foster an ownership culture in the Company and to strengthen the link between compensation and value created for stockholders. This plan has enabled our employees to hold an ownership interest in the Company as well as provide a stock vehicle for Company matching contributions to our 401(k) and profit sharing plans, which has allowed employees to monitor directly, and profit from, the increasing value of our stock since our conversion in 1997.

Use of Comparative Compensation Data

To ensure that our compensation levels remain reasonable and competitive, the Compensation Committee engaged Cook to provide consulting services in 2009. In 2009, Cook advised the Compensation Committee on matters including the one-time award of stock options in connection with the IPO and the negotiation of an employment agreement with Mr. Coyne. We have used comparative data available from market surveys conducted by Cook as one component in our decision making process relating to the base salary and STI and LTI awards for our executive team. Cook most recently conducted a formal evaluation of our executive compensation levels in 2008.

Employment Agreements; Change of Control Severance Agreements

We do not currently have employment agreements with any of our NEOs except Mr. Coyne. The Company entered into an employment agreement with Mr. Coyne in September 2009, pursuant to which Mr. Coyne is entitled to receive an annual base salary of one million dollars. Mr. Coyne is eligible for an annual STI award in an amount ranging from 100% to 300% of his base salary, depending on the achievement of performance criteria to be established by the Compensation Committee. In addition, the employment agreement entitles Mr. Coyne to receive annual option grants to purchase shares of our Class A common stock. Each annual option grant would have a value (based upon a Black Scholes valuation) ranging between 150% and 450% of his base compensation.

The employment agreement provides that if Mr. Coyne’s employment is terminated by the Company without cause, or by him for good reason, he will be entitled to a severance payment equal to the lesser of (i) 400% of his current base compensation, paid in 24 monthly installments or (ii) monthly payments of 1/6th of his current base compensation for each month remaining from the date of termination to the end of the original term of his employment agreement (December 31, 2012).

For information with respect to Mr. Coyne’s change of control provisions in his employment agreement, please see “—Potential Payments upon Termination or Change in Control.”

In October 2009, in connection with our IPO, we entered into Change of Control Severance Agreements with each of our other NEOs. We believe that these agreements are desirable to retain the services of these individuals in whom the Company has a significant investment. For information about the provisions of the NEOs’ change of control severance agreements, please see “—Potential Payments upon Termination or Change in Control.”

Impact of prior equity awards on current compensation

In general, we do not take into account prior equity grants, ESOP balances or amounts realized on the exercise or vesting of prior option grants in determining the number of options to be granted, because we believe we should pay an annualized market value for an executive’s position, sized according to the performance level of the individual in the position. The Committee does consider prior equity grants (and related wealth accumulations) of executives in assessing the recruitment/retention risk for executives.

Stock Ownership Requirements for Executives

Senior executives are subject to minimum equity holding requirements. The CEO is required to hold stock and in-the-money options with a value equal to 200% of his annual salary plus an STI target. The other NEOs are required to hold stock and in-the-money options with a value equal to 100% of their annual salary plus an STI target. This requirement must be met no later than the third anniversary of the executive’s first becoming an officer. As of December 31, 2009, Messrs. Coyne, Stephenson, Anquillare, Kenneth Thompson and Kevin Thompson each held common stock and in-the-money options in excess of the requirements.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of Verisk Analytics, Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission.

Respectfully submitted,

John F. Lehman, Jr. (Chair)

Glen A. Dell

Constantine P. Iordanou

David B. Wright

Executive Compensation and Benefits

The following table sets forth information concerning the compensation paid to and earned by the Company’s NEOs for the years ended December 31, 2007, 2008 and 2009.

2009 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Nonequity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Frank J. Coyne Chairman, President and Chief Executive Officer	2009 2008 2007	1,000,000 1,036,154 898,654	7,332,125 — —	3,000,000 2,800,000 2,000,000	233,371 401,539 300,610	71,065 59,691 80,907	(3) (4) (5)	11,636,561 4,297,384 3,280,171

Mark V. Anquillare Senior Vice President and Chief Financial Officer	2009 2008 2007	349,231 303,462 256,769	2,463,255 818,877 511,154	430,000 400,000 300,000	93,798 86,594 63,668	11,384 10,641 11,868	(6) (7) (8)	3,347,668 1,619,574 1,143,459

Scott G. Stephenson Executive Vice President and Chief Operating Officer	2009 2008 2007	455,385 451,539 419,812	2,932,470 1,125,956 1,083,856	740,000 675,000 600,000	94,124 92,011 83,782	46,726 49,758 52,386	(9) (10) (11)	4,268,705 2,394,264 2,239,836

Kenneth E. Thompson Senior Vice President, General Counsel and Corporate Secretary	2009 2008 2007	382,692 385,385 355,000	2,005,773 614,158 416,868	365,000 350,000 300,000	— — —	11,943 10,928 15,173	(12) (13) (14)	2,765,407 1,360,471 1,087,041

Kevin B. Thompson Senior Vice President	2009 2008 2007	251,538 246,538 228,115	1,184,729 409,439 375,181	235,000 220,000 200,000	223,154 212,158 195,905	11,676 11,230 11,036	(15) (16) (17)	1,906,097 1,099,365 1,010,237

(1)	This column represents the aggregate grant date fair value of stock option awards granted in the relevant fiscal year, computed in accordance with ASC Subtopic 718-10, “Compensation-Stock Compensation” (ASC Topic 718), excluding forfeiture estimates. For 2009, the amount includes the special, one-time award of options to eligible employees, including NEOs, made in October 2009 in connection with our initial public offering of common stock. For a discussion of the assumptions used to calculate the amounts shown in the option awards columns, see note 16 of the notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2009.

(2)	The amounts in this column are cash incentive awards under the STI program in respect of performance for the years ended December 31, 2007, 2008 and 2009.

(3)	Amount includes $16,429 for life insurance premiums, a 401(k) matching contribution of $12,375 and $42,261 for costs of personal benefits, including club memberships and an automobile allowance.

(4)	Amount includes $16,429 for life insurance premiums, a 401(k) matching contribution of $10,350 and $32,912 for costs of personal benefits, including club memberships and an automobile allowance.

(5)	Amount includes $15,187 for life insurance premiums, a 401(k) matching contribution of $10,125 and $55,595 for costs of personal benefits, including club memberships of $44,439, and an automobile allowance.
(6)	Amount includes a 401(k) matching contribution of $11,025.

(7)	Amount includes a 401(k) matching contribution of $10,350.

(8)	Amount includes a 401(k) matching contribution of $11,625

(9)	Amount includes a 401(k) matching contribution of $11,025 and $34,582 for costs of personal benefits including commutation via commercial air carrier between the Company’s headquarters and the executive’s home and temporary living quarters near the Company’s headquarters. Costs of commercial air travel were determined using average rates incurred for such travel.

(10)	Amount includes a 401(k) matching contribution of $10,350 and $38,355 for costs of personal benefits, including commutation via commercial air carrier between the Company’s headquarters and the executive’s home and temporary living quarters near the Company’s headquarters of $25,891. Costs of commercial air travel were determined using average rates incurred for such travel.

(11)	Amount includes a 401(k) matching contribution of $10,125 and $41,291 for costs of personal benefits, including commutation via commercial air carrier between the Company’s headquarters and the executive’s home at a cost of $32,367, and temporary living quarters near the Company’s headquarters. Costs of commercial air travel were determined using average rates incurred for such travel.

(12)	Amount includes a 401(k) matching contribution of $11,025.

(13)	Amount includes a 401(k) matching contribution of $10,350.

(14)	Amount includes a 401(k) matching contribution of $10,125.

(15)	Amount includes a 401(k) matching contribution of $10,636.

(16)	Amount includes a 401(k) matching contribution of $10,263.

(17)	Amount includes a 401(k) matching contribution of $10,125.

Grants of Plan Based Awards

The following table sets forth information concerning grants of plan based awards made to the NEOs during the Company’s fiscal year ended December 31, 2009. We generally grant options in April, based on performance for the prior year. However, due to SEC regulations, the options shown in this table as granted on April 1, 2009 related to 2008 performance, and we consider them to be part of the NEOs’ 2008 compensation. In October 2009, we made an additional special, one-time award of options to eligible employees, including NEOs, in connection with our initial public offering of common stock.

2009 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards Target ($)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Frank J. Coyne	October 6, 2009	September 9, 2009	NA	909,091	22.00	7,332,125
Mark V. Anquillare	April 1, 2009	February 13, 2009	NA	225,000	16.10	1,055,833
	October 6, 2009	September 9, 2009	NA	200,000	22.00	1,407,422
Scott G. Stephenson	April 1, 2009	February 13, 2009	NA	287,500	16.10	1,349,120
	October 6, 2009	September 9, 2009	NA	225,000	22.00	1,583,350
Kenneth E. Thompson	April 1, 2009	February 13, 2009	NA	165,000	16.10	774,278
	October 6, 2009	September 9, 2009	NA	175,000	22.00	1,231,495
Kevin B. Thompson	April 1, 2009	February 13, 2009	NA	125,000	16.10	586,574
	October 6, 2009	September 9, 2009	NA	85,000	22.00	598,155

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options held by our NEOs as of the end of the Company’s fiscal year ended 2009. None of our NEOs holds equity award other than options with respect to our stock.

2009 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards (1)
Name	Date of Option Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Frank J. Coyne	7/1/2000	1,171,450		2.20	7/1/2010
	12/18/2002	3,750,000		3.10	12/18/2012
	6/29/2005	2,500,000		8.40	6/29/2015
	10/6/2009		909,091	22.00	10/6/2019
Mark V. Anquillare	2/1/2001	62,500		1.84	2/1/2011
	3/20/2002	87,500		2.16	3/20/2012
	3/1/2003	250,000		2.88	3/1/2013
	3/1/2004	250,000		4.62	3/1/2014
	3/1/2005	125,000		8.74	3/1/2015
	3/1/2006	78,750	26,250	11.30	3/1/2016
	3/1/2007	52,500	52,500	15.10	3/1/2017
	6/30/2007	7,500	7,500	16.72	6/30/2017
	3/1/2008	50,000	150,000	17.24	3/1/2018
	4/1/2009		225,000	16.10	4/1/2019
	10/6/2009		200,000	22.00	10/6/2019
Scott G. Stephenson	3/1/2003	937,500		2.88	3/1/2013
	3/1/2004	650,000		4.62	3/1/2014
	3/1/2005	400,000		8.74	3/1/2015
	3/1/2006	202,500	67,500	11.30	3/1/2016
	3/1/2007	130,000	130,000	15.10	3/1/2017
	3/1/2008	68,750	206,250	17.24	3/1/2018
	4/1/2009		287,500	16.10	4/1/2019
	10/6/2009		225,000	22.00	10/6/2019
Kenneth E. Thompson	10/2/2006	150,000	50,000	13.62	10/2/2016
	3/1/2007	50,000	50,000	15.10	3/1/2017
	3/1/2008	37,500	112,500	17.24	3/1/2018
	4/1/2009		165,000	16.10	4/1/2019
	10/6/2009		175,000	22.00	10/6/2019
Kevin B. Thompson	3/1/2003	150,000		2.88	3/1/2013
	3/1/2004	150,000		4.62	3/1/2014
	3/1/2005	85,000		8.74	3/1/2015
	3/1/2006	67,500	22,500	11.30	3/1/2016
	3/1/2007	45,000	45,000	15.10	3/1/2017
	3/1/2008	25,000	75,000	17.24	3/1/2018
	4/1/2009		125,000	16.10	4/1/2019
	10/6/2009		85,000	22.00	10/6/2019

(1)	The right to exercise stock options vests ratably on the first, second, third and fourth anniversaries of the date of grant for options granted to NEOs other than Mr. Coyne. A portion of Mr. Coyne’s options with an exercise price above the grant date fair market value vested immediately. Mr. Coyne’s options granted in October 2009 in connection with our IPO vest ratably over three years.

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options for the NEOs during 2009. None of our NEOs holds restricted stock or restricted stock unit awards.

2009 OPTION EXERCISES AND STOCK VESTED

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Frank J. Coyne	1,828,550	36,305,290
Mark V. Anquillare	—	—
Scott G. Stephenson	—	—
Kenneth E. Thompson	—	—
Kevin B. Thompson	—	—

Pension Plans

The following table sets forth information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement.

Employees hired prior to March 1, 2005 participate in the Pension Plan for Insurance Organizations, or PPIO, a multiple-employer pension plan in which we participate. The PPIO provides a traditional final pay formula pension benefit, payable as an annuity, to employees who were 49 years old with 15 years of service as of January 1, 2002. Effective January 1, 2002, this formula benefit was frozen for all eligible employees. Effective January 1, 2002, a cash balance pension benefit, also payable as an annuity, was established under the PPIO. Employees hired prior to January 1, 2002 receive their frozen traditional benefit as well as their cash balance benefit. Employees hired from January 1, 2002 to March 1, 2005 receive only the cash balance benefit. The Supplemental Cash Balance Plan and Supplemental Executive Retirement Plan, or the Supplemental Plan, provides a benefit to which the participant would be entitled under the PPIO but which is subject to caps imposed by IRS regulations. Employees hired on or after March 1, 2005 are not eligible to participate in the PPIO or the Supplemental Plan.

2009 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Frank J. Coyne	PPIO	11	201,922	—
	Supplemental Plan	11	1,960,898	—
Mark V. Anquillare	PPIO	17	235,849	—
	Supplemental Plan	17	212,807	—
Scott G. Stephenson	PPIO	9	123,120	—
	Supplemental Plan	9	403,040	—
Kenneth E. Thompson	NA	NA	NA	NA
Kevin B. Thompson	PPIO	36	854,397	—
	Supplemental Plan	36	774,481	—

Nonqualified Deferred Compensation Table

The following table sets forth information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

2009 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of Last FY ($)
Frank J. Coyne	45,300	1,350	185,598	—	981,814
Mark V. Anquillare	6,762	—	37,428	—	172,761
Scott G. Stephenson	11,677	—	210	—	166,470
Kenneth E. Thompson	7,996	—	7,158	—	37,802
Kevin B. Thompson	110,000	—	14,999	—	686,593

(1)	All amounts shown are also shown in the Executive Compensation and Benefits table in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column.

Potential Payments upon Termination or Change in Control

Below is a description of the arrangements in place applicable to the NEOs relating to payments upon termination or change in control, other than severance payments upon termination (other than for cause) available to all salaried employees.

Mr. Coyne’s employment agreement provides that in the event Mr. Coyne’s employment is involuntarily terminated by the Company without “cause” or is voluntarily terminated by Mr. Coyne for “good reason,” he will be entitled to (i) any unpaid salary (ii) any unpaid bonus earned prior to the termination (iii) a pro rata portion of his incentive award and (iv) a separation payment equal to the lesser of (a) 400% of his current base compensation, paid in 24 monthly installments or (b) monthly payments of 1/6th of his current base compensation for each month remaining from the termination date to the end of the original term of the agreement (December 31, 2012). If Mr. Coyne’s employment terminates as a result of his death or disability, the agreement provides for similar payments, except for clause (iv), which would not be paid. In the event of his disability, he would be paid a lump sum payment of 200% of his then current base compensation, plus his minimum target incentive award for the year of termination.

The employment agreement with Mr. Coyne provides that if Mr. Coyne’s employment is terminated by the Company without “cause” or by him for “good reason”, which are defined in the agreement, within two years following a change in control, as defined in section 409A of the Internal Revenue Code, the payment described in clause (iv) would be paid in lump sum and the payment referred to in clause (iii) would be equal the minimum target incentive award.

Receipt of these benefits would be conditioned upon Mr. Coyne executing a general release of claims against the Company, and complying with confidentiality, noncompete and nonsolicitation agreements.

If Mr. Coyne’s employment is terminated for “cause”, the Company will have no other obligations under his employment agreement except to pay any unpaid salary and unpaid bonus.

In addition, in October 2009, in connection with our IPO, the Company entered into Change in Control Severance Agreements with the other NEOs. These agreements incorporate provisions for payments to be made to the NEOs upon termination of their employment. Payments will be due in the event the NEO’s employment is involuntarily terminated by the Company without “cause,” or is voluntarily terminated by the NEO for “good reason,” which are defined in the agreements, within a two-year period following a “change in control.”

These agreements provide that, upon a qualifying termination event, an NEO (other than Mr. Coyne) will be entitled to:

(i)	a pro rata STI award;

(ii)	a severance payment equal to the NEO’s base salary plus a target bonus amount times two;

(iii)	continuation of health benefits (at the NEO’s expense) for 18 months; and

(iv)	immediate vesting of any remaining unvested options.

The severance and pro rata bonus amounts will be payable in cash, in a lump sum for NEOs other than Mr. Coyne. Receipt of these benefits is conditioned upon the NEO executing a general release of claims against the Company, and complying with confidentiality, noncompete and nonsolicitation agreements for a period of 24 months. If these agreements had been in place at December 31, 2009, in the event of a qualifying termination Mr. Coyne would be entitled to cash payments totaling $5,000,000, Mr. Stephenson would be entitled to cash payments totaling $1,610,000, Mr. Anquillare would be entitled to cash payments totaling $1,347,500, Mr. Kenneth E. Thompson would be entitled to cash payments totaling $1,347,500, and Mr. Kevin B. Thompson would be entitled to cash payments totaling $892,500. Mr. Coyne’s employment agreement provides for payments to him upon his death or “disability” (as defined in the employment agreement). If Mr. Coyne had died or become disabled on December 31, 2009, he would have been entitled to death or disability payments of $1,000,000 or $3,000,000, respectively.

The Verisk Analytics, Inc. 2009 Equity Incentive Plan, provides that the Compensation Committee will determine and set forth in each award agreement whether any awards granted in such award agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant ceases to be employed by or to provide services to us (including as a director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The award agreements with respect to currently outstanding options held by the NEOs under the Incentive Plan provide that in the event of the NEO’s death, “disability” (as defined under the Incentive Plan), “retirement” (as defined under the Incentive Plan), or termination of employment for “good reason” or without “cause” (each as defined under the Incentive Plan), within two years following a change in control, the options will become immediately exercisable with respect to the number of unexercised shares covered by the option. Based on the closing price of our Class A common stock on December 31, 2009 and the number of options that would become vested for our NEOs, minus the exercise price of those options, in the event of a qualifying termination on December 31, 2009, the acceleration of option vesting would have a value of $7,527,273 for Mr. Coyne, $11,883,800 for Mr. Stephenson, $8,199,375 for Mr. Anquillare, $6,847,700 for Mr. Kenneth E. Thompson, and $4,564,450 for Mr. Kevin B. Thompson.

Risk Policies

Our compensation program is designed to reward our employees for positive results and to incent our employees to create long-term value for our stockholders. Our program is designed and administered with the intention of providing balanced incentives that do not encourage excessive or inappropriate risk taking.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Customer Relationships

The Shareholders who own greater than five percent of our Class B common stock purchase solutions from both our Risk Assessment and Decision Analytics segments. They purchase our solutions in the ordinary course of business pursuant to agreements on terms substantially similar and not more favorable to those in our agreements with other customers purchasing the same solutions. The agreements provide them with a nonexclusive nontransferable license to use our solutions and are in effect until the customer chooses to discontinue the use of our solutions. Our customers provide us with data in connection with some of the solutions they purchase from us. Shareholders who own greater than five percent of our Class B common stock provide us with data in connection with those solutions on terms substantially similar and not more favorable to those under which our other customers supply us similar data.

In 2009, we received fees from American Financial Group, Inc. of $5,395,130; Berkshire Hathaway Inc. of $2,387,338; Bituminous Casualty Corporation of $3,013,938; Cincinnati Insurance Company of $8,396,715; CNA Financial Corporation of $11,021,950; The Travelers Companies, Inc. of $37,225,231; and W. R. Berkley Corporation of $6,806,487.

In 2009, in connection with our purchase of insurance coverage we also paid fees to American Financial Group, Inc., of $37,907; Brown & Brown, Inc. of $610,756; and CNA Financial Corporation of $237,128.

J. Hyatt Brown, one of our Class A directors, is the Chairman of the Board and former Chief Executive Officer of Brown & Brown, Inc. Samuel G. Liss, one of our Class B directors, is Executive Vice President of The Travelers Companies. Thomas F. Motamed, one of our Class B directors, is the Chairman of the Board and Chief Executive Officer of CNA Financial Corporation.

Letter Agreements

We have entered into letter agreements with each of our directors and executive officers whereby they have agreed that, subject to certain exceptions, 50% of their Class A common stock not previously sold in a registered public offering may not be sold until April 6, 2011 and the remaining percentage of their shares not previously sold in a registered public offering may not be sold until October 6, 2011. In addition, our directors and executive officers have agreed that during the time periods described above, they will not execute any hedging agreement or swap or any other arrangement that transfers or disposes of, directly or indirectly, any of their shares or any securities convertible into or exercisable or exchangeable for such stock or any of the economic consequences of ownership of their shares, whether settled in cash or stock. Any of our directors or executive officers having reached the age of 70 will no longer be restricted from selling their shares pursuant to such letter agreements.

Family Relationships

We employ Michael Coyne as Executive Vice President of our Verisk Health subsidiary. Mr. Coyne received salary and bonus of $339,231 for 2009, and received options to purchase 52,000 shares of our Class A common stock in 2009. Mr. Coyne is the son of Frank J. Coyne, our Chairman of the Board, President and Chief Executive Officer. We believe that the compensation paid to Mr. Coyne was comparable with compensation paid to other employees with similar levels of responsibility and years of service.

We employ Christine Pia as Associate Counsel in our Law Department. Ms. Pia received salary and bonus of $185,608 for 2009. Ms. Pia is the daughter of Frank J. Coyne, our Chairman of the Board, President and Chief Executive Officer. We believe that the compensation paid to Ms. Pia was comparable with compensation paid to other employees with similar levels of responsibility and years of service.

ESOP

We established an ESOP funded with intercompany debt that includes 401(k), ESOP and profit sharing components to provide employees with equity participation. The trustee of the ESOP is GreatBanc Trust Company. The ESOP owns greater than five percent of our Class A common stock. We make quarterly cash contributions to the ESOP equal to the debt service requirements. As the debt is repaid, shares are released to the ESOP to fund 401(k) matching and profit sharing contributions and the remainder is allocated annually to ESOP accounts of active employees in proportion to their eligible compensation in relation to total participant eligible compensation. On October 6, 2009 we made an accelerated cash contribution to permit the ESOP to prepay a portion of the indebtedness, resulting in an accelerated allocation of shares to active eligible employees. The amount of our ESOP costs recognized for the year ended December 31, 2009 was $76.1 million.

Voting rights with respect to shares of our Class A common stock owned by the ESOP are exercised by the trustee of the ESOP. The trustee is required to vote shares allocated to an ESOP participants’ accounts as directed by the ESOP participant for all matters submitted to a vote of our Class A Shareholders. Shares of stock not allocated to a participant’s account may be voted in accordance with the discretion of the Trustee in the best interest of ESOP participants.

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons. Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the corporate secretary any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The corporate secretary will then promptly communicate that information to the Board of Directors or the designated Board committee. No related person transaction will be consummated without the approval or ratification of the Board of Directors or any committee of the Board of Directors consisting exclusively of disinterested directors. The Board of Directors has initially designated the Nominating and Corporate Governance Committee to approve any related person transaction. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF VERISK’S INDEPENDENT AUDITOR

The Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditors for 2010 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for 2010 and perform other permissible, preapproved services.

A Deloitte & Touche representative will attend the annual meeting to respond to your questions and will have the opportunity to make a statement. If shareholders do not ratify the appointment, the Audit Committee will reconsider it.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Auditor’s Fees. The following table summarizes the aggregate fees (including related expenses; in thousands) incurred in 2009 and 2008 for professional services provided by Deloitte & Touche.

	2009	2008
Audit fees (1)	$1,437	$3,144
Audit-related fees (2)	45	38
Tax fees	64	7
All other fees	15	32

Total	$1,561	$3,221

(1)	Audit fees consisted of fees incurred for (i) audits of our consolidated financial statements included in our Registration Statement on Form S-1 and in our Annual Report on Form 10-K and related services, (ii) reviews of the interim condensed consolidated financial statements included in our quarterly financial statements, (iii) comfort letters, consents and other services related to SEC and other regulatory filings, and (iv) accounting consultations.

(2)	In fiscal 2009, audit-related fees consisted of fees billed for tax consultations related to the audit.

Preapproval Policy of the Audit Committee of Services Performed by Independent Auditors

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services by the independent auditors to ensure that the services do not impair the auditor’s independence. Under these procedures, the Audit Committee preapproves both the type of services to be provided by the independent auditors and the estimated fees related to those services. During the preapproval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general preapproval, if it involves a fee in excess of $100,000 or relates to tax planning and advice, it requires a separate preapproval, which may be delegated to the Chairman of the Audit Committee. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC and NASDAQ rules and regulations.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board. The charter is available under the “Corporate Governance” link under the “Investors” link at www.verisk.com. Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. In making such determinations, the Audit Committee considers, among other things, the recommendations of management of the Company. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the NASDAQ and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held 3 meetings during 2009. With respect to 2009, the Audit Committee, among other things:

•	reviewed and discussed the Company’s quarterly earnings release;

•

reviewed and discussed the (i) quarterly unaudited consolidated financial statements and related notes and the (ii) audited consolidated financial statements and related notes for the year ended December 31, 2009 with management and Deloitte & Touche;

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•	met with Deloitte & Touche, the internal auditor, the General Counsel and Company management in executive sessions;

•	reviewed and discussed the critical accounting policies set forth in the Company’s Quarterly Report on Form 10-Q; and

•	reviewed business and financial market conditions, including an assessment of risks posed to Verisk’s operations and financial condition.

We discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU 380, Communication with Audit Committees and SEC Rule 2-07 of Regulation S-X. This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding its communications with us concerning independence, and represented that it is independent from the Company. We discussed with Deloitte & Touche their independence from the Company and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, and reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Report on Form 10-Q compromise independence.

During 2009, we also received regular updates on the amount of fees and scope of audit and audit-related services provided. Pursuant to the preapproval policies and procedures related to the provision of audit and non-audit services by the independent auditors as described above under “Preapproval Policy of the Audit Committee of Services Performed by Independent Auditors,” we preapproved the hiring of Deloitte & Touche to provide non-audit services primarily related to expatriate income tax services and regulatory filings for our foreign subsidiaries.

Based on our review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended that the Company’s audited consolidated financial statements for the year ended December 31,

2009 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for 2010 and are presenting the selection to the shareholders for ratification.

Respectfully submitted,

Glen A. Dell, (Chair)

Christopher M. Foskett

Samuel G. Liss

Andrew G. Mills

Thomas Motamed

David B. Wright

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Based solely upon our review of forms filed by our directors and executive officers during the most recent fiscal year, we believe that all required reports have been timely filed under the SEC’s rules for reporting transactions by executive officers and directors in our common stock.

Other Business. We do not know of any other matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Shareholder Nominations for Director Candidates. The Nominating and Corporate Governance Committee oversees searches for and identifies qualified individuals for membership on Verisk’s Board. The Nominating and Corporate Governance Committee’s written charter requires the Committee to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate, based on the criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NASDAQ rules for Audit Committee membership purposes). The Nominating and Corporate Governance Committee is also required to review the composition of the Board and its committees in light of the current challenges and needs of the Board, the Company and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

Shareholders of record complying with the notice procedures set forth below may make director recommendations for consideration by the Nominating and Corporate Governance Committee. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 60 days before nor more than 90 days prior to the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2011 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by April 15, 2011. The written notice must demonstrate that it is being submitted by a shareholder of record of Verisk and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. Shareholders must send recommendations to the Nominating and Corporate Governance Committee, c/o Kenneth E. Thompson, Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686.

Shareholder Proposals for the 2011 Annual Meeting. Shareholders intending to present a proposal at the 2011 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Kenneth E. Thompson, Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. We must receive the proposal no later than December 29, 2010.

Shareholders wishing to present a proposal at the 2011 annual meeting, but not requiring the proposal be included in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 90 days and no less than 60 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2011 annual meeting no earlier than March 18, 2011, and no later than April 15, 2011. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

Cost of Soliciting Your Proxy. We will pay the expenses for the preparation and mailing of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication.

Shareholders Sharing an Address. Consistent with notices sent to record shareholders sharing a single address, we are sending only one Notice, Annual Report and Proxy Statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of the Notice, Annual Report or Proxy Statement as follows:

•	Record shareholders wishing to discontinue or begin householding, should contact our Corporate Secretary, Kenneth E. Thompson, Verisk Analytics, 545 Washington Blvd., Jersey City, NJ 07310-1686.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•

Any householded shareholder may request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting us at (201) 469-2142 or may write to us at Investor Relations, Verisk Analytics, 545 Washington Blvd., Jersey City, NJ 07310-1686. Instructions for requesting such materials are also included in the Notice.

Consent to Electronic Delivery of Annual Meeting Materials. Shareholders and ESOP participants can access this Proxy Statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com by following the instructions outlined on the secure web site. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice of Internet Availability of Proxy Materials, the proxy statement and the annual report, electronically in lieu of receiving them by e-mail. To receive materials electronically you will need access to a computer and an e-mail account. To sign up for electronic delivery, when voting using the Internet at www.proxyvote.com, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Registered shareholders that wish to revoke their request for electronic delivery at any time without charge should contact our Corporate Secretary, Kenneth E. Thompson, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686 or contact us at (201) 469-2142.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee. You may update your electronic address by contacting your nominee.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 16, 2010: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2009 are available free of charge at www.proxyvote.com. Upon written request to our Corporate Secretary, we will provide a copy of our Annual Report on Form 10-K without charge.

VERISK ANALYTICS, INC. 545 WASHINGTON BOULEVARD JERSEY CITY, NJ 07310

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24625-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS CLASS A INSTRUCTION AND PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERISK ANALYTICS, INC.	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW.
Vote On Election of Class A Directors	☐	☐	☐
1. To elect to the Board of Directors.
Nominees for a three-year term expiring in 2013:
01) John F. Lehman, Jr. 02) Andrew G. Mills 03) Arthur J. Rothkopf

Vote on Proposal					For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent auditor for the 2010 fiscal year.					☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the instructions on the reverse side.
There is NO CHARGE to you for this call.

or

2.	Vote by Internet at our Internet Address: www.proxyvote.com

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

s PLEASE DETACH HERE s	M24626-TBD

VERISK ANALYTICS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 16, 2010

The undersigned shareholder of record hereby appoints Frank J. Coyne and Kenneth E. Thompson, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class A common stock of Verisk Analytics, Inc. (the “Company”) held of record by the undersigned as of April 19, 2010, at the Annual Meeting of Shareholders to be held at 8:00 a.m., eastern time, at the Company’s Headquarters, 545 Washington Blvd., Jersey City, NJ 07301 on June 16, 2010, or any adjournment thereof.

This instruction and proxy is also solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders on June 16, 2010 at 8:00 a.m., eastern time from persons who participate in the ISO 401(k) Savings and Employee Stock Ownership Plan (the “ESOP”).

By signing this instruction and proxy card, the undersigned ESOP participant hereby instructs GreatBanc Trust Company, Trustee for the ESOP, to exercise the voting rights relating to any shares of Class A common stock of the Company allocable to his or her account(s) as of April 19, 2010. For the ESOP, the Trustee will vote shares that are not allocated to ESOP participants’ accounts, or for which no instruction has been received, in its discretion, in the best interest of ESOP participants.

For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by June 15, 2010. For shares voted by phone or Internet, the deadline is 11:59 p.m. eastern time on June 15, 2010.
(Continued on reverse side)

VERISK ANALYTICS, INC. 545 WASHINGTON BOULEVARD JERSEY CITY, NJ 07310-1686

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24983-Z52867	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS CLASS B PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERISK ANALYTICS, INC.	For	Withhold	For All	To withhold authority to vote for any individual
	All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS BELOW.
Vote On Election of Class B Director.	☐	☐	☐
1. To elect to the Board of Directors.
Nominee for a three-year term expiring in 2013:
01) Constantine P. Iordanou

Vote on Proposal					For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as our independent auditor for the 2010 fiscal year.					☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the instructions on the reverse side.
There is NO CHARGE to you for this call.

or

2.	Vote by Internet at our Internet Address: www.proxyvote.com

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PLEASE DETACH HERE	M24984-Z52867

VERISK ANALYTICS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 16, 2010

The undersigned shareholder of record hereby appoints Frank J. Coyne and Kenneth E. Thompson, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class B common stock of Verisk Analytics, Inc. held of record by the undersigned as of April 19, 2010, at the Annual Meeting of Shareholders to be held at 8:00 a.m., eastern time, at the Company’s Headquarters, 545 Washington Blvd., Jersey City, NJ 07301 on June 16, 2010, or any adjournment thereof.

For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by June 15, 2010. For shares voted by phone or Internet, the deadline is 11:59 p.m. eastern time on June 15, 2010.

(Continued on reverse side)